Exhibit 99.1

SIZZLE ACQUISITION CORP.
4201 GEORGIA AVENUE NW
WASHINGTON DC 20011

SPECIAL MEETING OF STOCKHOLDERS
OF SIZZLE ACQUISITION CORP.

______, 2023

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

SIZZLE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _______, 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement, dated ______, 2023, (the “Proxy Statement”) in connection with the special meeting of stockholders of Sizzle Acquisition Corp. (the “Company”) and at any adjournments thereof (the “Meeting”) to be held at ______ Eastern time on______ , 2023 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints______ , ______ (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4, 5, 6 AND 7, AND PROPOSAL 8 (IF PRESENTED) CONSTITUTING THE NTA PROPOSAL, THE BUSINESS COMBINATION PROPOSAL, THE CHARTER AMENDMENT PROPOSAL, THE ADVISORY CHARTER AMENDMENTS PROPOSAL, THE NASDAQ STOCK ISSUANCE PROPOSAL, THE INCENTIVE PLAN PROPOSAL, THE ESPP PROPOSAL AND THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on _______, 2023:

The notice of meeting, the accompanying Proxy Statement is available at https://www.cstproxy.com/sizzlespac/[2023/proxy].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.	Please mark ☒ votes as indicated in this example
Proposal 1 – NTA Proposal	FOR	AGAINST	ABSTAIN
Amend the Company’s amended and restated certificate of incorporation to remove (i) the limitation that Sizzle will only redeem Offering Shares (as defined in the Existing Sizzle Charter) so long as (after such redemption), Sizzle’s net tangible assets (“NTA”) will be at least $5,000,001 or any greater NTA or cash requirement which may be contained in the agreement relating to the initial Business Combination and after payment of underwriters’ fees and commissions (the “Redemption Limitation”), (ii) the limitation that Sizzle shall not redeem Offering Shares in connection with the consummation of a business combination if the Redemption Limitation is exceeded, (iii) the limitation that Sizzle shall not consummate a business combination pursuant to a tender offer if the Redemption Limitation is exceeded, and (iv) the limitation that an Amendment to Article IX of the Existing Sizzle Charter will be voided if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.	☐	☐	☐

Proposal 2 – Business Combination Proposal	FOR	AGAINST	ABSTAIN
Approve the Business Combination described in the Proxy Statement, including (a) adopting the Merger Agreement, a copy of which is attached to the Proxy Statement as Annex A, which, among other things, provides for the Share Exchange and the merger of Merger Sub with and into the Company, with each of the Company and European Lithium AT (Investments) Limited surviving as a direct, wholly-owned subsidiary of Critical Metals Corp. and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement.	☐	☐	☐

Proposal 3 – Charter Amendment Proposal	FOR	AGAINST	ABSTAIN
Approve and adopt the amended and restated memorandum and articles of association of Critical Metals Corp., which we refer to as Pubco (the "Proposed Charter"), in substantially the form attached as Annex B to the Proxy Statement.	☐	☐	☐

Proposal 4 – Advisory Charter Amendments Proposal	FOR	AGAINST	ABSTAIN
Approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately as the following five sub-proposals:	☐	☐	☐

Proposal 4A – Authorized Share Capital.	FOR	AGAINST	ABSTAIN
Approve the increase of the total number of authorized shares of Pubco to 500,000,000 shares, consisting of 450,000,000 ordinary shares and 50,000,000 preferred shares.	☐	☐	☐

Proposal 4B – EUR Director Appointment Rights.	FOR	AGAINST	ABSTAIN
Approve to confer EUR with rights under the Proposed Charter in conformity with the contractual designation rights set forth in the Investors Agreement, such that EUR is entitled to appoint the lower of a majority of all board members and four directors for so long as EUR beneficially owns at least 50% of the total issued voting shares, two directors for so long as EUR beneficially owns at least 25% but less than 50% of the total issued voting shares, and one director for so long as EUR beneficially owns at least 15% but less than 25% of the total issued voting shares;.	☐	☐	☐

Proposal 4C – Amendments to Proposed Charter.	FOR	AGAINST	ABSTAIN
Approve to require a majority vote of outstanding voting shares to make amendments to the Proposed Charter at any time when EUR beneficially owns a majority of the total voting power of issued shares of Pubco, but to require a supermajority vote of outstanding voting shares at any time when EUR does not beneficially own a majority of the total voting power of issued shares.	☐	☐	☐

Proposal 4D – Removal of Directors.	FOR	AGAINST	ABSTAIN
Approve that directors may be removed (i) by a resolution passed by all directors of the board of Pubco at any time for cause; (ii) by a majority of outstanding voting shares at any time when EUR beneficially owns a majority of the total voting power of issued shares; and (iii) by a supermajority of outstanding voting shares at any time for cause when EUR does not beneficially own a majority of the total voting power of issued shares.	☐	☐	☐

Proposal 4E – Written Consent.	FOR	AGAINST	ABSTAIN
Approve to provide that stockholders may act by written consent at any time when EUR beneficially owns a majority of the total voting power of issued shares but may not act by written consent at any time when EUR does not beneficially own a majority of the total voting power of issued shares.	☐	☐	☐

Proposal 5 – Nasdaq Stock Issuance Proposal	FOR	AGAINST	ABSTAIN
Approve for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of more than 20% of the total issued and outstanding Pubco Ordinary Shares in connection with the Business Combination.	☐	☐	☐

Proposal 6 – Incentive Plan Proposal	FOR	AGAINST	ABSTAIN
Approve the Critical Metals Corp. 2023 Incentive Award Plan effective upon the consummation of the Business Combination, including the authorization of the share reserve under the Incentive Plan, in substantially the form attached as Annex C to the Proxy Statement.	☐	☐	☐

Proposal 7 – ESPP Proposal	FOR	AGAINST	ABSTAIN
Approve the Critical Metals Corp. 2023 Employee Stock Purchase Plan, effective upon the consummation of the Business Combination, including the authorization of the share reserve under the ESPP, in substantially the form attached as Annex D to the Proxy Statement.	☐	☐	☐

Proposal 8 – Adjournment Proposal	FOR	AGAINST	ABSTAIN
Adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1, 2, 3, 5, 6, 7 or 8.	☐	☐	☐

Date: _______________, 2023

Signature ____________________________________________________________

Signature (if held jointly)_______________________________________________

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, 2, 3, 4, 5, 6 AND 7, AND “FOR” PROPOSAL 8 (IF PRESENTED). THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.